Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON
June 9, 2009
Mariner Energy, Inc.
One BriarLake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas 77042
Ladies and Gentlemen:
     Mariner Energy, Inc., a Delaware corporation (the “Company”), has engaged us to render the opinions we express below in connection with its proposed offering and sale of an aggregate of 11,500,000 shares (the “Shares”) (including up to 1,500,000 Shares to cover any over-allotments) of common stock, par value $0.0001 of the Company, pursuant to the registration statement on Form S-3 (Reg. No. 333-159682) filed by the Company and certain of its subsidiaries with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), which relates to the offering and sale of various securities from time to time pursuant to Rule 415 under the Act. In this letter, “Registration Statement” means that registration statement when it became effective under the Act.
     For purposes of the opinions we express below, we have examined, among other agreements, instruments and documents, the following:
     (a) the Company’s Second Amended and Restated Certificate of Incorporation, and Fourth Amended and Restated Bylaws, each as in effect on the date of this letter;
     (b) the Registration Statement and the prospectus included in the Registration Statement;
     (c) the prospectus supplement dated June 4, 2009 that the Company prepared and filed with the SEC on June 5, 2009 pursuant to Rule 424(b)(5) under the Act (the “Prospectus Supplement”);
     (d) the underwriting agreement dated June 4, 2009 (the “Underwriting Agreement”) among the Company and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as representatives of the several underwriters named on Schedule A thereto, relating to the offering and sale of the Shares;
     (e) the resolutions of the Board of Directors of the Company and its Pricing Committee authorizing the issuance of the Shares and approving the terms of the offering and sale of the Shares;
     (f) other corporate records of the Company;
     (g) certificates of public officials and of representatives of the Company;

Mariner Energy, Inc.	2	June 9, 2009
     (h) statutes; and
     (i) other instruments and documents.
     In making our examination, we have relied on certificates of the Company and of public officials with respect to the accuracy of the factual matters those certificates cover or contain, and we have assumed that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and complete and all documents submitted to us as certified or photostatic copies are true and correct copies of such documents.
     On the basis of the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares, when issued and delivered on behalf of the Company against payment therefor as described in the Underwriting Agreement, will be duly authorized, validly issued, fully paid and nonassessable.
     The opinions set forth above are limited in all respects to the General Corporation Law of the State of Delaware and applicable federal securities laws of the United States of America, each as in effect on the date hereof.
     We hereby consent to the filing of this opinion of counsel with the SEC as Exhibit 5.1 to the Company’s Current Report on Form 8-K reporting the offering of the Shares. We also consent to the references to our Firm under the heading “Legal Matters” in the Prospectus Supplement and under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit we are in the category of persons whose written consent Section 7 of the Act requires to be filed in connection with the Registration Statement.
Very truly yours,
/s/ Baker Botts L.L.P.
KBR/MBH/JAR